UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2002

ASYST TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-22430 (Commission File No.)	94-2942251 (IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 5. OTHER EVENTS

On August 1, 2002, the board of directors of Asyst Technologies, Inc. named Stephen S. Schwartz Asyst’s President and Chief Executive Officer and appointed him as a member of Asyst’s board of directors. Dr. Schwartz joined Asyst in January 2001, serving most recently as Asyst’s Executive Vice President, Product Groups and Operations. Dr. Mihir Parikh, who had served as both Chairman of the Board and Chief Executive Officer prior to Dr. Schwartz’s election, will remain as Chairman.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this document.

Exhibit Number	Description
99.1	Press Release titled “Asyst Technologies Names Stephen S. Schwartz as President and Chief Executive Officer” dated August 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Dated: August 7, 2002	By:	/s/ Geoffrey G. Ribar

Geoffrey G. Ribar Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Asyst Technologies Names Stephen S. Schwartz as President and Chief Executive Officer” dated August 2, 2002.

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